Exhibit 10.13

CONTINUING AND IRREVOCABLE GUARANTY

This CONTINUING AND IRREVOCABLE GUARANTY (this “Guaranty”) is made and entered into as of December 31, 2002 by SONIC AUTOMOTIVE, INC., a Delaware corporation (“Guarantor”), and delivered to Toyota Motor Credit Corporation, a California corporation (“TMCC”), with respect to the following facts:

A.       TMCC has agreed to make a loan in the original principal amount of One Hundred Million Dollars ($100,000,000.00) (the “Loan”) to certain subsidiaries of Guarantor (collectively “Borrower”). The Loan is evidenced by, among other agreements, that certain master loan agreement of even date herewith among TMCC, Borrower and Guarantor (as at any time amended, supplemented or restated, the “Loan Agreement”) and that certain Construction Loan Promissory Note and Permanent Loan Promissory Note of even date herewith in the original principal amount of the Loan (together with any and all renewals, substitutions, modifications, and replacements thereof, the “Notes”). The Notes are or will be secured by one or more Deeds of Trust or mortgages encumbering real property located in various states (collectively, the “Deed of Trust”). The Master Loan Agreement, Notes and Deed of Trust, together with each and every other document or instrument relating to, evidencing or securing the Loan, are collectively referred to as the “Loan Documents.” Capitalized terms used herein without definition have the meanings given to them in the Loan Agreement.

B.        Guarantor is directly and materially interested in the financial success of Borrower, is the direct or indirect owner of all of the outstanding interests in Borrower, and maintains directly or indirectly significant business relationships with Borrower. TMCC is not willing to make the Loan unless Guarantor guarantees Borrower’s obligations under the Loan Documents.

Intending to be legally bound and to be primarily liable therefor, and to induce TMCC to make the Loan to or for the benefit of Borrower, or in respect of which Borrower may be or become liable to TMCC in any capacity, Guarantor hereby agrees as follows:

1.        Guaranty.  Guarantor unconditionally and irrevocably guaranties to TMCC the timely (whether as scheduled or upon acceleration) payment and performance by Borrower of the following (the “Guarantied Obligations”):

a.        The principal, interest and other charges or amounts due under the Notes and the other Loan Documents;

b.        The other obligations set forth in or arising out of the Notes and the other Loan Documents;

c.        Any liabilities, costs or expenses, including reasonable attorneys’ fees, incurred by TMCC in connection with enforcing its rights under the Notes and the other Loan Documents;

d.        Any of the forgoing arising out of, in connection with or following any renewals, extensions, modifications, alterations and rearrangements of the Notes or any of the other Loan Documents.

e.        Any of the foregoing arising after Borrower has commenced or become subject to any case under the Bankruptcy Code, including any advances made to Borrower, any interest that accrues after the filing of the bankruptcy petition (even if the interest cannot be collected in the proceeding under the Bankruptcy Code), and attorneys’ fees.

If Borrower fails to pay or perform any of the Guarantied Obligations, Guarantor will immediately pay or perform such obligation, without deduction in respect of any purported right of setoff or recoupment, counterclaim, claim or defense (whether legal or equitable) of any nature whatsoever, each of which Guarantor waives to the maximum extent permitted by law.

2.        TMCC’s Direct Rights.

a.         Guaranty of Payment.  This is a guaranty of payment and performance and is not a guaranty of collection.

b.        Direct Rights Against Guarantor.  In the event that Borrower fails timely to pay or perform any of the Guarantied Obligations, TMCC may enforce its rights under this Guaranty without first seeking to obtain payment or performance from Borrower, any other guarantor, any collateral TMCC may hold for the Notes or any of the other Loan Documents, any guaranty of the Notes or any of the other Loan Documents, including this one, or exercise of any other remedy or right that TMCC may have.

c.        Borrower’s Bankruptcy.  In the event Borrower becomes subject to a voluntary or involuntary case under the Bankruptcy Code, TMCC may immediately pursue its rights under this Guaranty, even though TMCC may be stayed from accelerating or collecting the Guarantied Obligations from Borrower.

d.         Waiver of Priority of Collection.  Guarantor waives any rights it may have under California Civil Code §§ 2845 or 2849 to require TMCC first to take any of the actions referred to above in this Section. If TMCC decides to proceed first to exercise any other remedy or right, or to proceed against another person or any collateral, TMCC retains all of its rights under this Guaranty.

3.        Continuing Guaranty.

a.        Future Obligations.  This Guaranty guaranties Borrower’s existing obligations under the Loan Documents, including future advances, if any, required by or otherwise made pursuant to the Loan Documents. This Guaranty also guaranties Borrower’s future liability under successive transactions which either continue Borrower’s liability or from time to time renew it after it has been satisfied and to that extent is a continuing guaranty of the Guarantied Obligations.

b.        Waiver of Termination.  Guarantor may not terminate or revoke this Guaranty. Guarantor waives any right it has, including any rights under California Civil Code § 2815, to terminate or revoke the continuing nature of this Guaranty and its application to any Guarantied Obligations arising after any attempt to terminate this Guaranty.

4.        No Notice Required.  TMCC does not have to notify Guarantor of any of the following events. Guarantor will not be released or exonerated from its obligations under this Guaranty if it is not notified of these events:

a.        Borrower’s failure to pay timely any of the Guarantied Obligations;

b.        Any adverse change in Borrower’s financial condition or business (and Guarantor represents and warrants to TMCC that Guarantor has arranged adequate means of keeping itself informed of Borrower’s financial condition and business);

c.        Any sale or other disposition of any collateral for the Notes, for the other Guarantied Obligations, or for any guaranty of the Notes or any of the Guarantied Obligations;

d.        TMCC’s acceptance of this Guaranty;

e.        Any renewal, extension, alteration, rearrangement or other modification of the Notes, any other Loan Document, or any of the other Guarantied Obligations; or

g.        Notice of any other event to which it might be entitled.

5.        No Release of Guarantor.  TMCC may do or suffer any of the following, by action or inaction, without releasing or exonerating Guarantor from any of its obligations under this Guaranty (including any release or exoneration that might occur under California Civil Code §§ 2819, 2845, 2848, 2849, or 2850):

a.        Renew, extend, rearrange, alter or otherwise modify the Notes, the Loan Agreement, the Deed of Trust, any other Loan Document or any of the other Guarantied Obligations;

b.        Release Borrower from any of the Guarantied Obligations;

c          Sell, release, subordinate, impair, waive or otherwise fail to obtain or perfect (or continue the perfection of) a security interest in any collateral for the Notes (including the collateral provided under the Deed of Trust), any of the other Guarantied Obligations, or any other guaranty of the Notes;

d.        Fail to realize upon any collateral for the Notes (including the collateral provided under the Deeds of Trust), any of the other Guarantied Obligations, or any other guaranty of the Notes;

e.        Advance additional funds to or for the benefit of Borrower;

f.         Pay any amounts required to be paid to cure any default caused by failure to pay those costs described in Section 1(c) of this Guaranty;

g.        Foreclose on any collateral for the Notes (including the collateral provided under any Deed of Trust) or a guaranty of the Notes in a manner that diminishes, impairs or precludes the right of Guarantor to enjoy any rights of subrogation against Borrower or any other guarantor, or to obtain reimbursement, performance, or indemnification for payment or performance under this Guaranty (including any of the foregoing that results from the direct or indirect application of California Code of Civil Procedure §§ 580a, 580b, 580c, 580d, and 726, and Commercial Code §§ 1103 and 9501 et seq.); and Guarantor waives all rights and defenses arising out of an election of remedies by TMCC, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Guarantied Obligations, has destroyed Guarantor’s rights of subrogation and reimbursement against Borrower, by the operation of California Code of Civil Procedure § 580d or otherwise.

h.        Permit or suffer the impairment of any of the Guarantied Obligations in a case under the Bankruptcy Code by or against Borrower;

i.         Make an election under Bankruptcy Code § 1111(b)(2) in a case by or against Borrower or Guarantor;

j.         Permit or suffer the creation of secured or unsecured credit or debt under Bankruptcy Code § 364 in a case by or against Borrower;

k.        Permit or suffer the disallowance, avoidance or subordination of any of the Guarantied Obligations or collateral for any of the Guarantied Obligations;

l.         Fail to exercise any right or remedy it may have with respect to the payment or performance of the Notes, any of the other Loan Documents or any of the other Guarantied Obligations; or

m.       Fail to obtain a guaranty, other assurance of payment, or credit enhancement from any other person.

6.        Guarantor’s Additional Waivers.

a.        Guarantor waives any right it may have to require any of the following acts: (i) demand; (ii) presentment; (iii) diligence; (iv) protest; (v) notice of dishonor; and (vi) any other notice to which it may be entitled except as specifically provided in this Guaranty or under any of the Loan Documents.

b.        Guarantor waives all rights and defenses that Guarantor may have because the Borrower’s debt is secured by real property. This means, among other things, that: (1) TMCC may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower; (2) if TMCC forecloses on any real property collateral pledged by the Borrower: (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; (B) TMCC may collect from Guarantor even if TMCC, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from the Borrower. This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because the Borrower’s debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the Code of Civil Procedure.

c.        Statutory Waivers.  Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby waives, to the maximum any and all benefits rights, or defenses arising directly or indirectly under any one or more of California Civil Code sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, and 2850, and California Code of Civil Procedure sections 580a, 580b, 580c, 580d and 726, and Chapter 2 of Title 14 of the California Civil Code.

7.        Waiver of Subrogation, Reimbursement and Indemnification.  Until such time as the Guarantied Obligations have been indefeasibly paid and performed in full, Guarantor waives and shall not seek to exercise any of the following rights that it may have against Borrower, any other guarantor, or any collateral provided by Borrower or any other guarantor, for any amounts paid by it, or acts performed by it, under this Guaranty:

a.        Subrogation (including any rights arising under Bankruptcy Code § 509 or California Civil Code §§ 2848 and 2849);

b.        Reimbursement (including any rights arising under California Civil Code § 2847);

c.        Performance (including any rights arising under California Civil Code § 2846);

d.        Indemnification; or

e.        Contribution.

8.        Subordination of Guarantor.

a.        Subordination of Claims.  All principal and interest on all existing and future indebtedness, liabilities, and obligations of Borrower to Guarantor, whether fixed or contingent, matured or unmatured, and liquidated or unliquidated (the “Subordinated Debt”) shall at all times be subordinated in right of payment to the payment and performance of the Guarantied Obligations.

b.        Payments.

Upon the occurrence and during the continuance of any default, event of default or Event of Default under any of the Loan Documents, Guarantor will not accept any payments on any of the Subordinated Debt.

c.        Attorney-in-Fact.  Guarantor appoints TMCC Guarantor’s attorney-in-fact to file claims, and receive payments, on behalf of Guarantor with respect to any of the Subordinated Debt in any case by or against Borrower under the Bankruptcy Code (including Chapters 7 or 11), any assignment for the benefit of creditors made by Borrower, or in any other reorganization or insolvency proceeding.

9.        Revival of Debt.  Guarantor’s obligations under this Guaranty shall again include amounts returned by TMCC in the event that TMCC must return any amount paid by Borrower or any other guarantor of the Notes or of any of the other Guarantied Obligations because of the application of: (a) the Bankruptcy Code; (b) any fraudulent transfer law; or (c) any law respecting preferences.

10.      Representations, Warranties and Covenants.  Guarantor represents and warrants:

a.        that the actions contemplated by this Guaranty constitute valid and legally binding obligations of Guarantor;

b.        Guarantor shall maintain and preserve Guarantor’s existence and assets and all rights and other authority necessary for the conduct of Guarantor’s business;

c.        Guarantor shall not change its name without thirty (30) days’ prior written notice to TMCC;

d.        Guarantor shall provide TMCC, within ninety (90) days after the close of each fiscal year, its financial statements prepared in accordance with generally accepted accounting principles; and

e.        Guarantor shall give prompt written notice to TMCC of all events of material default under the terms or provisions of this or any other material agreement, material changes in ownership, material litigation (not covered by insurance) and any other matter which has a Materially Adverse Effect on Guarantor’s financial condition;

11.      Miscellaneous.

a.        Review of Documents.  Guarantor acknowledges that Guarantor has copies of and is fully familiar with each and every Loan Document.

b.        Informed.  Guarantor represents and warrants to TMCC that Guarantor is fully informed, and shall continue to keep informed, of the business and financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.

c.        No Marshaling.  TMCC has no obligation to marshal any assets in favor of Guarantor, or against or in payment of (i) the Notes, (ii) any of the other Guarantied Obligations, or (iii) any other obligation owed to TMCC by Guarantor, Borrower, or any other person.

d.        Fees and Costs.  Guarantor will pay all of TMCC’s fees and costs, including TMCC’s reasonable attorneys’ fees, incurred in enforcing this Guaranty and in any bankruptcy or insolvency proceedings related hereto.

e.        Assignment.  Guarantor may not assign Guarantor’s obligations or liabilities under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. TMCC may assign its rights under this Guaranty.

f.         Applicable Law.  The law of the State of California will apply to the interpretation and enforcement of this Guaranty.

g.        Integration; Modifications.  This Guaranty is the entire agreement of TMCC and Guarantor with respect to the subject matter of this Guaranty. Neither this Guaranty nor any term hereof may be changed, waived, discharged, or terminated without the prior written consent of TMCC.

h.        Rights Cumulative; No Waivers.  All of TMCC’s rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given in this Guaranty or any other right of TMCC not set forth in this Guaranty. No delay or omission by TMCC to exercise any right under this Guaranty shall impair any such right or be construed to be a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

i.         Effect of Compliance.  Guarantor’s compliance with any of the provisions of this Guaranty will not reduce or affect in any manner the liability of Guarantor under any of the other provisions of this Guaranty.

j.         Severability.  If any provision of this Guaranty is unenforceable, or otherwise invalid, the remaining provisions of this Guaranty shall be enforced to the fullest possible extent.

k.        Notices.  All notices to be provided under this Guaranty shall be given in the manner and addressed to Guarantor or TMCC as provided in the Loan Agreement.

l.         Headings; Number; Construction.  Section headings used in this Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing it. Wherever appropriate in this Guaranty, the singular shall be deemed to also refer to the plural, and the plural to the singular, and pronouns of certain genders shall be deemed to include either or both of the other genders. In interpreting the meaning of this Guaranty: (i) “includes” and “including” are not limiting; (ii) “or” is not exclusive; and (iii) “all” includes “any” and “any” includes “all.”

12.      Acknowledgment of Waivers and Loss of Defenses.

a.        Guarantor acknowledges that certain provisions of this Guaranty operate as waivers of rights that Guarantor would otherwise have under applicable law. Other provisions permit TMCC (i) to take actions that TMCC would otherwise not have a right to take, (ii) to fail to take actions that it would otherwise have an obligation to take, or (iii) to take actions that may prejudice Guarantor’s rights and obligations under this Guaranty and against the Borrower. In the absence of these provisions Guarantor might have defenses against its obligations under this Guaranty. These defenses might permit Guarantor to avoid some or all of its obligations under this Guaranty.

b.        Guarantor intends by the waivers and other provisions of this Guaranty, including the acknowledgment set forth in this section, to be liable to the greatest extent permitted by law for all of the Guarantied Obligations. Guarantor intends to have this liability even if the terms of the Loan Documents change or if Guarantor does not have any rights against Borrower.

c.        Guarantor acknowledges that (i) it understands the seriousness of the provisions of this Guaranty; (ii) it has had a full opportunity to consult with counsel of its choice; and (iii) it has consulted with counsel of its choice or has decided not to avail itself of that opportunity.

14.      WAIVER OF JURY TRIAL.  GUARANTOR AND TMCC MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR TMCC TO MAKE THE LOAN.

15.      PREJUDGMENT REMEDIES.  GUARANTOR ACKNOWLEDGES THAT THE LOAN IS A COMMERCIAL TRANSACTION AND HEREBY VOLUNTARILY AND KNOWINGLY WAIVES ANY RIGHTS TO NOTICE AND HEARING UNDER STATUTES AFFECTING PREJUDGMENT REMEDIES AND AUTHORIZES TMCC’S ATTORNEY TO ISSUE A WRIT FOR A PREJUDGMENT REMEDY WITHOUT COURT ORDER, PROVIDED THE COMPLAINT SHALL SET FORTH A COPY OF THIS WAIVER.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date first set forth above.

“GUARANTOR”:

SONIC AUTOMOTIVE, INC., a Delaware corporation
By:	/s/ THEODORE M. WRIGHT

Name:	Theodore M. Wright
Title:	President